PROSPECTUS SUPPLEMENT NO. 39 (To Prospectus dated September 13, 2011)	Filed pursuant to Rule 424(b)(3) Registration No. 333-176618

Portage Biotech Inc.

61,102,500 Shares of Common Stock
_____________________________

This prospectus supplement updates and supplements the prospectus dated September 13, 2011, relating to the resale of up to 61,102,500 shares of our common stock by certain selling stockholders.

This prospectus supplement contains updated information relating to the proxy materials for the Company’s Annual and Special Meeting, to be held on March 7, 2014; on Form 6-K, which was filed with the U.S. Securities and Exchange Commission on February 11, 2014.

You should read this prospectus supplement in conjunction with the prospectus dated September 13, 2011, including any supplements thereto, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus and any supplements thereto, except to the extent the information in this prospectus supplement supersedes the information contained in the prospectus and any supplements thereto.

Our common stock is quoted on the Over-the-Counter (OTC) Bulletin Board under the symbol “PTGEF” and on the Canadian National Stock Exchange (CNSX) under the symbol PBT.U.

The high and low bid prices for our common stock on the OTC Bulletin Board on February 11, 2014 were US$0.16 and US$0.16 per share respectively. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

Investing in our common shares involves a high degree of risk.  See “Risk Factors” beginning on page 11 of the prospectus.

Neither the SEC nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

____________________________

Prospectus Supplement dated February 12, 2014

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16
UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of February, 2014
Commission File Number 0-30314

PORTAGE BIOTECH INC.
(Translation of registrant’s name into English)

47 Avenue Rd., Suite 200, Toronto, Ontario, Canada M5R 2G3
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.
Form 20-F ___X___ Form 40-F _______

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ______

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ______

Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.
Yes _______ No___X____

If “Yes” is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b):
82- ______________.

EXHIBITS

EX. 99.1 2013 MANAGEMENT INFORMATION CIRCULAR

EX. 99.2 2013 NOTICE-AND-ACCESS

EX. 99.3 2013 PROXY FORM

EX. 99.4 CERTIFICATE OF DISSEMINATION TO SHAREHOLDERS

EX. 99.5 SUPPLEMENTAL MAILING FORM

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 10, 2014

PORTAGE BIOTECH INC.

By: /s/ Kam Shah
Kam Shah
Chief Financial Officer

INFORMATION CIRCULAR
as at January 30, 2014

MANAGEMENT SOLICITATION OF PROXIES

This Information Circular is furnished by the management of Portage Biotech Inc. (the “Corporation”) in connection with the solicitation of proxies by the Corporation for use at the Annual General and Special Meeting (the “Meeting”) of the shareholders of the Corporation to be held on the 7th day of March, 2014 at the offices of Portage Services Ltd., at 47 Avenue Road, Suite 200, Toronto, Ontario, M5R 2G3, at 11:00 a.m. (EST) and at any adjournment thereof for the purposes set forth in the enclosed Notice of Meeting.

The proxies will be solicited primarily by mail, and may also be solicited personally or by telephone by the directors and/or officers of the Corporation. The cost of solicitation by management will be borne by the Corporation.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed form of proxy are either directors or representatives of the Corporation. A shareholder desiring to appoint some other person, who need not be a shareholder of the corporation, to represent them at the meeting may do so by inserting such other person’s name in the blank space provided in the form of proxy and depositing the completed proxy at the office of the Corporation, c/o Portage Services Ltd., at 47 Avenue Road, Suite 200, Toronto, Ontario, M5R 2G3.

In addition to revocation in any other manner permitted by law, a proxy can be revoked by instrument in writing executed by the Shareholder or his or her attorney duly authorized in writing or, if the Shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized and deposited either at the head office of the Corporation at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is used, or with the Chairman of the Meeting on the day of the Meeting, or any adjournment(s) thereof, prior to the time of voting and upon either such occurrence, the proxy is revoked.

DEPOSIT OF PROXY

By resolution of the directors of the Corporation duly passed, all proxies to be used at the meeting must be deposited not later than 4:00 p.m. on Wednesday, March 5, 2014 or any adjournment thereof, at the Corporation’s office, c/o Portage Services Ltd., at 47 Avenue Road, Suite 200, Toronto, Ontario, M5R 2G3. A proxy may be delivered to the Chairman of the Meeting on the day of the Meeting or any adjournment thereof, prior to the time for voting.

If you plan to attend the meeting, or designate another person(s) to attend on your behalf, please strike out the names of the appointed persons as proxy holders and print your name or that of your delegate(s), in the space provided. You may vote on the resolutions now or you may elect not to vote until the meeting.

It is important to sign, date and return the proxy authorization form in the envelope provided as soon as possible. An unsigned proxy form cannot be counted. Please note: if you appoint yourself or another person(s) on your behalf, you or your delegate(s) must attend the meeting for your vote to count.

Notice and Access

For this shareholder’s meeting, the Company is utilizing the Notice-and-Access provisions under National Instrument 54-101 – Communications with Beneficial Owners of Securities of a Reporting Issuer and National Instrument 51-102 – Continuous Disclosure Obligations for distribution of this information circular to shareholders. The Notice-and-Access provisions are a mechanism which allows reporting issuers other than investment funds to choose to deliver proxy-related materials to registered holders and beneficial owners of securities by posting such materials on a non-SEDAR website (usually the reporting issuer's website and sometimes the transfer agent's website) rather than delivering such materials by mail. The Notice-and- Access provisions can be used to deliver materials for both special and general meetings. Reporting issuers may still choose to continue to deliver such materials by mail, and beneficial owners will be entitled to request delivery of a paper copy of the information circular at the reporting issuer's expense.

The use of the Notice-and-Access provisions reduces paper use and mailing costs to the issuer. In order for the Corporation to utilize the Notice-and-Access provisions to deliver proxy-related materials by posting a circular (and if applicable, other materials) electronically on a website that is not SEDAR, the Corporation must send a notice to Shareholders, including Non-Registered Holders, indicating that the proxy-related materials have been posted and explaining how a Shareholder can access them or obtain from the Corporation, a paper copy of those materials. This Circular has been posted in full on the Corporation's website at www.portagebiotech.com and under the Corporation's SEDAR profile at www.sedar.com.

In order to use Notice-and-Access provisions, a reporting issuer must set the record date for notice of the meeting to be on a date that is at least 40 days prior to the meeting date in order to ensure there is sufficient time for the materials to be posted on the applicable website and other materials to be delivered to Shareholders. The requirements of that notice, which requires the Corporation to provide basic information about the Meeting and the matters to be voted on, explain how a Shareholder can obtain a paper copy of the Circular and any related financial statements and MD&A, and explain the Notice-and-Access provisions process, have been built into the Notice of Meeting. The Notice of Meeting has been delivered to Shareholders by the Corporation, along with the applicable voting document (a form of proxy in the case of registered Shareholders or a voting instruction form in the case of Non- Registered Holders).

No Shareholder will receive a paper copy of the Circular from the Corporation or any Intermediary unless such Shareholder specifically requests it. The Corporation will be delivering proxy-related materials to non-objecting beneficial owners (NOBOs) directly with the assistance of intermediaries.

Any Shareholder who wishes to receive a paper copy of the meeting materials must make contact with the Corporation's office, c/o Portage Services Ltd at 47 Avenue Road, Suite 200, Toronto, Ontario, M5R 2G3, Canada, by calling toll free to 1-844-619-2246 or by email to sp@portagebiotech.com, and providing your name and mailing address. In order to ensure that a paper copy of the Circular can be delivered to a requesting Shareholder in time for such Shareholder to review the Circular and return a proxy or voting instruction form prior to the Proxy Deadline, it is strongly suggested that such a Shareholder ensures that its request is received no later than February 25, 2014.

VOTING OF SHARES AND PRINCIPAL HOLDERS THEREOF

The Corporation is authorized to issue an unlimited number of Common Shares. As of January 20, 2014, there were 180,275,790 common shares issued and outstanding, each carrying the right to one vote per share. The Board of Directors fixed the close of business on January 20, 2014 as the record date for the purpose of determining shareholders entitled to receive the notice of the meeting. Failure to receive a notice does not deprive a shareholder of the right to vote on those shares at the meeting upon producing properly endorsed share certificates, or otherwise establishing share ownership, and demanding the inclusion of his or her name in the list of shareholders, not later than ten days before the date of the meeting.

To the knowledge of the directors and officers of the Corporation, as at January 20, 2014, the following are the shareholders who beneficially own or exercise control or direction over more than 10% of the common shares of the Corporation:

Name of the shareholder	Number of common shares	% of common shares outstanding
Declan Doogan	27,711,068	15.37%
Gregory Bailey	27,711,068	15.37%
James Mellon	26,211,068	14.54%

PROVISIONS RELATING TO VOTING OF PROXIES

Proxies are only voted when a poll is required. A poll is a vote by written ballot which gives one vote for each common share registered in the name of the member.

IF THERE IS CERTAINTY OF INSTRUCTIONS, THE PERSON NAMED IN THE ENCLOSED PROXY WILL VOTE (EXCEPT WHERE THERE IS A DIRECTION TO WITHHOLD VOTING) THE SHARES IN RESPECT OF WHICH HE OR SHE IS APPOINTED IN ACCORDANCE WITH THE DIRECTIONS OF THE MEMBER APPOINTING THE PROXY HOLDER. IN THE ABSENCE OF SUCH DIRECTIONS, IT IS INTENDED THAT SUCH SHARES WILL BE VOTED IN FAVOUR OF THE MOTIONS PROPOSED TO BE MADE AT THE MEETING. IF TWO DIRECTIONS ARE MADE IN RESPECT TO ANY MATTER, SUCH SHARES WILL SIMILARLY BE VOTED FOR THE ADOPTION OF SUCH MATTER.

The enclosed Form of Proxy confers discretionary authority upon the person named therein with respect to any amendment, variation or other matter to come before the meeting, other than the matters referred to in the Notice of Meeting. HOWEVER IF ANY SUCH AMENDMENTS, VARIATION OR OTHER MATTERS WHICH ARE NOT NOW KNOWN TO MANAGEMENT SHOULD PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THE PROXIES HEREBY SOLICITED WILL BE VOTED THEREON IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE PERSON OR PERSONS VOTING SUCH PROXIES.

VOTING BY NON-REGISTERED SHAREHOLDERS

Only registered shareholders or the persons they appoint as their proxies are permitted to vote at the meeting. However, in many cases, common shares owned by a person (a “non-registered holder”) are registered either (a) in the name of an intermediary (an “Intermediary”) that the non-registered holder deals with in respect of the common shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered registered savings plans, registered retirement income funds, registered education savings plans and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited (“CDS”)) of which the Intermediary is a participant.

These meeting materials are being made available to both registered shareholders and non-registered shareholders. If you are a non-registered holder, and the Company or its agent has sent these materials to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

By choosing to send these materials to you directly, the Company (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

Non-registered holders who have not objected to their intermediary disclosing certain ownership information about themselves to the Company are referred to as “NOBOs”. Those non-registered holders who have objected to their intermediary disclosing ownership information about themselves to the Company are referred to as “OBOs”.

In accordance with the requirements of National Instrument 54-101, the Company has distributed copies of the Management Information Circular, the accompanying Notice of Meeting together with the form of proxy and a supplemental mailing list form (collectively, the “Meeting Materials”) directly to Canadian NOBOs and indirectly through the clearing agencies and Intermediaries for onward distribution to Non-Canadian NOBOs and OBOs.

Intermediaries are required to forward the Meeting Materials to non-registered holders unless the non-registered holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to non-registered holders. Generally, non-registered holders who have not waived the right to receive Meeting Materials will either:

a)
be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile stamped signature), which is restricted as to the number and class of securities beneficially owned by the non-registered holder but which is not otherwise completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the non-registered holder when submitting the proxy. In this case, the non-registered holder who wishes to vote by proxy should otherwise properly complete the form of proxy and deliver it as specified above under “Appointment and Revocation of Proxies”; or

b)
be given a form of proxy which is not signed by the Intermediary and which, when properly completed and signed by the non-registered holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “Voting Instruction Form”) which the Intermediary must follow. Typically the non-registered holder will also be given a page of instructions, which contains a removable label containing a bar code and other information. In order for the form of proxy to validly constitute a Voting Instruction Form, the non-registered holder must remove the label from the instructions and affix it to the Voting Instruction Form, properly complete and sign the Voting Instruction Form and submit it to the Intermediary or its services company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit non-registered holders to direct the voting of the common shares they beneficially own. Should a non-registered holder who receives either form of proxy wish to vote at the Meeting in person, the non-registered holder should strike out the persons named in the form of proxy and insert the non-registered holder’s name in the blank space provided.

Non-registered holders should carefully follow the instructions of their Intermediary including those regarding when and where the form of proxy or Voting Instruction Form is to be delivered.

MATTERS TO BE ACTED UPON AT THE MEETING

Additional details regarding each of the matters to be acted upon at the Meeting is set forth below:

REPORT OF AUDITORS AND CONSOLIDATED FINANCIAL STATEMENTS – ITEM ONE

The Annual Report of the Corporation, which contains the Report of the Auditors and the Consolidated Financial Statements for the year ended March 31, 2013, will be placed before the meeting. Additional copies will be available at the Annual and Special Meeting. If any shareholder wishes to receive additional copies of the Annual Report prior to the Annual General and Special Meeting, please contact the Corporation or download it from the Company’s website www.portagebiotech.com or from our Company profile on http://www.sedar.com or http://www.sec.gov.

ELECTION OF DIRECTORS – ITEM TWO

The directors of the Corporation are elected annually and hold office until the next Annual Meeting. The Articles of the Corporation currently provide for a Board of Directors consisting of not less than three (3) and not more than ten (10) directors. Management proposes the persons listed below be nominated for election as directors of the Corporation for the ensuing year.

Management does not contemplate that any of the persons proposed to be nominated will be unable to serve as a director. If prior to the Meeting any such nominees are unable or unwilling to serve, the persons named in the accompanying form of proxy will vote for another nominee or nominees in their discretion if additional nominations are made at the Meeting.

Name, Province/State, and Country of Residency	Director Since	Principal Occupation	Number of Shares Beneficially Owned, Controlled or Directed, directly or indirectly (1)
Declan Doogan, M.D. Connecticut, USA	June 4, 2013	Chief Executive Officer, Portage Biotech Inc. and visiting professor at Glasgow and Kitasato University	27,711,068
Kam Shah (2) Ontario, Canada	January 3, 1999	Chief Financial Officer and Chartered Accountant	2,934,135
Jim Mellon (2) Douglas, Isle of Man	June 4, 2013	Chairman of various public companies and funds specializing in biopharma investments	26,211,068
Gregory Bailey, M.D. (2) London, United Kingdom	June 4, 2013	Managing partner at Palantir Group Inc.	27,711,068

(1)	The information as to the shares beneficially owned or controlled, not being within the knowledge of the Corporation, has been furnished by the respective nominees individually.

(2)	Members of the board who will be members of the audit and compensation committee.

Corporate Cease Trade Orders or Bankruptcies

To the knowledge of the Corporation, no director or proposed director of the Corporation is, or within the ten years prior to the date of this Circular, has been a director, chief executive officer or chief financial officer of any company, including the Corporation, that while that person was acting in that capacity:

(a)	was the subject of a cease trade order or similar order or an order that denied the company access to any exemption under securities legislation for a period of more than 30 consecutive days; or

(b)
was subject to an event that resulted, after the director ceased to be a director, chief executive officer or chief financial officer of the company being the subject of a cease trade order or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or

(c)
within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;

Individual Bankruptcies

To the knowledge of the Corporation, no director or proposed director of the Corporation has, within the ten years prior to the date of this Circular, become bankrupt or made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual,

Penalties or Sanctions

No proposed director of the Corporation has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, or has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable Security holder in deciding whether to vote for a proposed director.

RE-APPOINTMENT OF AUDITORS – ITEM THREE

The persons named in the enclosed form of proxy intend to VOTE FOR the re-appointment of Schwartz Levitsky Feldman LLP, Chartered Accountants, as the auditors of the Corporation for the ensuing year, and authorize the directors to fix the remuneration of the auditors unless a shareholder has specified in his or her proxy that his or her common shares are to be withheld from voting for the appointment of Schwartz Levitsky Feldman LLP, Chartered Accountants, as the Corporation’s auditors. Schwartz Levitsky Feldman LLP was first appointed as the Corporation’s auditors during the fiscal year 2006.

STOCK CONSOLIDATION AND NAME CHANGE – ITEM FOUR

Management believes that value for our shareholders can be enhanced significantly if the Corporation’s common shares can be listed and traded on a senior US stock exchange. Such a listing would not only encourage additional retail interest, it would also attract institutional investment in the Corporation. One of the requirements for listing on a senior US exchange, though, is that the Corporation’s shares must be trading at a price of US$5 or more per share.

Management feels, therefore, that a stock consolidation would greatly assist in obtaining a higher share trading price.

In view of the foregoing, shareholders are being asked to consider and, if thought fit to pass a special resolution authorizing directors:

1.	To consolidate the Corporation’s issued and outstanding common share capital on an up to “thirty-five (35) for one (1)” basis; and

2.
If shareholders approve the consolidation, to change the name of the Corporation as required by the Canadian Securities Exchange where the Corporation’s common shares are currently listed and traded only if the Directors decide to continue such listing and in the event of such name change, to amend the Memorandum and Articles of Association of the Corporation as required under the laws of the British Virgin Islands.

Management does not intend to implement a consolidation immediately but is seeking this approval as a tool to be available should it be required as part of its efforts to get listed on a major US stock exchange and/or to raise equity financing. A change in name would be considered only at that time and only if the Corporation continues with its current listing on the Canadian Securities Exchange.

Time and additional expense of a special meeting for shareholders to approve the financing and restructuring will be avoided by granting shareholder approval in advance.

Statement of executive compensation

For purposes of this Information Circular, “named executive officer” of the Corporation means an individual who, at any time during the year, was:

(a)	the Corporation's chief executive officer (“CEO”);

(b)	the Corporation's chief financial officer (“CFO”);

(c)
each of the Corporation's three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year and whose total compensation was, individually, more than $150,000 for that financial year; and

(d)
each individual who would be a named executive officer under paragraph (c) but for the fact that the individual was neither an executive officer of the Company, nor acting in a similar capacity, at the end of the most recently completed financial year; (each a “Named Executive Officer”).

Based on the foregoing definition, during the completed financial year ended March 31, 2013, the Corporation’s Chief Executive & Finance Officer, Mr. Kam Shah was the only named executive officer. Since June 4, 2013, however, the Corporation has Dr. Declan Doogan as Chief Executive Officer and Mr. Kam Shah as Chief Financial Officer.

Compensation Discussion and Analysis

In assessing the compensation of its executive officers, the Company does not have in place any formal objectives, criteria or analysis; instead, it relies mainly on Board discussion, with input from and upon the recommendations of the executive officers.

The Company’s executive compensation program has three principal components: fee, incentive bonus plan and stock options.

Fees for all executives are set out in their respective consulting contracts which are usually for a five year term. Usually, fee portion is kept to the minimum and normally paid by way of common shares to save Corporation’s cash flow for business purposes. The Corporation currently has only one employee.

Incentive bonuses, in the form of cash payments, shares or options, are designed to add a variable component of compensation based on corporate and individual performances for executive officers and employees.

There were no bonuses paid to executive officers and employees during the most recently completed financial year.

The Corporation has no other forms of compensation, although payments may be made from time to time to individuals or companies they control for the provision of consulting services. Such consulting services are paid for by the Company at competitive industry rates for work of a similar nature by reputable arm’s length services providers.

Summary of compensation table

The following table sets forth the total compensation paid or payable by the Corporation for its fiscal years 2013, 2012 and 2011 to its Chief Executive and Financial Officer and other individual whose total compensation exceeds $ 150,000 during the 2013 fiscal year, as calculated in accordance with the requirements of National Instrument 51-102 – continuous Disclosure Obligations:

	ANNUAL COMPENSATION				LONG-TERM COMPENSATION
					Awards		Payouts
Name and principal position	Year	Fee	Bonus (3)	Other annual compensation (5)	Securities under options/SARs Granted (1)	Shares or units subject to resale restrictions	LTIP (2) payouts	all other compensation (4)	Total compensation
		($)	($)	($)	$	($)	($)	($)	($)
Kam Shah
CEO/CFO	2013	180,000	98,840					5,071	283,911
CEO/CFO	2012	180,000			-			6,748	186,748
CEO/CFO	2011	180,000			38,175			5,083	223,258
Terence Robinson
Consultant	2013	120,000	63,371	40,000				5,071	228,442
Consultant	2012	120,000						6,748	126,748
Consultant	2011	120,000						5,083	125,083

Notes:
1.	“SAR” means stock appreciation rights. The Company never issued any SARs
2.	“LTIP” means long term incentive plan.
3.	Bonus was paid in shares issued under Consultants Stock Compensation Plans.
4.	All other compensation consists of group insurance benefit payments made on behalf.
5.	$ 40,000 was paid to Terence Robinson for early termination of his consulting contract effective April 1, 2013.

Directors' compensation

The following table sets forth the value of all compensation provided to non-executive directors for the Corporation’s most recently completed financial year:

Name	Fees earned($)	Option based awards	All other compensation($)	Total ($)
Dean Bradley(1)	4,993	nil	9,883	14,876
Brett Rees (1)	5,000	nil	12,335 (2)	17,335

Notes:
1.	Both non-executive directors resigned effective June 4, 2013 and replaced by new directors.
2.	Brett Rees was paid bonus in shares under Consultant Stock Compensation Plans.

Outstanding share-based and option–based awards
The following table sets forth the options granted to the named executive officers and directors to acquire securities of the Corporation outstanding as at March 31, 2013:

Name	Number of securities underlying unexercised options	Option exercise price in US$	Option expiration date	Value of unexercised in-the -money options
Kam Shah	350,000	$0.15	March 31, 2014	nil
	200,000	$0.35	August 18, 2015	nil
Terence Robinson	2,790,000	$0.15	March 31, 2014	nil
Dean Bradley	45,000	$0.15	March 31, 2014	nil
	50,000	$0.35	August 18, 2015	nil
Brett Rees	25,000	$0.15	March 31, 2014	nil
	50,000	$0.35	August 18, 2015	nil

To date, the Company has one active Consultant Stock Compensation Plan and one Stock Option Plan.
2011 Consultant Stock Compensation Plan under which 6 million shares have been registered with Securities and Exchange Commission and 1,938,333 shares have so far been issued under the Plan.
2013 Stock Option Plan – is a rolling stock option plan under which maximum number of common shares reserved for issuance at any time pursuant to the Plan shall not exceed 20% of the issued and outstanding common shares in the capital of the Corporation. 4,450,000 options have been issued to directors and consultants to date which will vest over twelve months to December 31, 2014.
All shares and options under previous plans have been issued and fully vested.

SAR Grants during year ended March 31, 2013

No stock appreciation rights were granted during the year ended March 31, 2013.

Termination and change of control benefits

The Company has entered into consulting agreements with the Chief Financial Officer, Mr. Kam Shah which expires on March 31, 2015. The agreement provides for the payment of a lump sum severance payment of $ 250,000, if the executive is terminated by the Company, owing to change in control or any other reasons, other than for cause.

Directors and officers liability insurance

The Corporation maintains insurance for the benefit of the Corporation’s directors and officers against liability incurred by them in their capacity as directors and officers. The policy provides coverage in respect of a maximum total liability of $ 3 million subject to a deductible of $25,000 per event. The premium for fiscal year 2013 amounted to $ 23,400. The premium was paid by the Corporation.

The Corporation did not provide any indemnification nor make any payments to any officer or director.

Indebtedness of directors and senior officers

As of the date hereof and during the fiscal year ended March 31, 2013, there was no indebtedness owing to the Company in connection with the purchase of securities or other indebtedness by any current or former executive officers, directors and employees of the Company

CORPORATE GOVERNANCE

The Canadian securities regulatory authorities have issued corporate governance guidelines (the “Corporate Governance Guidelines”) for all reporting issuers in Canada (other than investment funds), together with certain related disclosure requirements.

Corporate governance refers to the policies and structure of the board of directors of a company whose members, are elected by and are accountable to the shareholders of the company. Corporate governance encourages establishing a reasonable degree of independence of the board of directors from executive management and the adoption of policies to ensure the board of directors recognizes the principles of good management.

The Corporate Governance Guidelines are recommended as “best practices” for issuers to follow. A summary of certain aspects of the Corporation’s approach to corporate governance is provided below.

Board of Directors

The Board facilitates its exercise of independent supervision over the Corporation’s management through frequent meetings of the Board, both with and without members of the Corporation’s management (including members of management that are also directors) being in attendance.

National Instrument 52-110 – Audit Committees of certain of the Canadian securities regulatory authorities (“NI 52-110”) sets out the standard for determining whether a director is “independent” for the purposes of the Corporate Governance Guidelines and disclosure requirements of the Canadian securities regulatory authorities. In accordance with NI 52-110, a director is “independent” if he or she has no direct or indirect material relationship with the Corporation. A “material relationship” is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of the director’s independent judgment. NI 52-110 also sets out certain circumstances where a director will automatically be considered to have a material relationship with the Corporation.

Based upon the standard articulated in NI 52-110, a majority of the Corporation’s directors were independent during the fiscal year 2013. Dean Bradley and Brett Rees were the independent members of the Board. They were considered independent because they were not executive officers of the Company. Kam Shah, the third director was not an independent director by virtue of the fact that he was the Corporation’s Chief Executive and Financial Officer. Since June 4, 2013, the Corporation has four directors, two of whom, Dr. Greg Bailey and Mr. James Mellon are independent and two other directors, Dr. Declan Doogan who is a chief executive officer and

Mr. Kam Shah who is a chief financial officer of the Corporation are considered not independent due to their involvement as executive directors.

Other Directorships

The following table sets forth the directors of the Company who hold directorship with other reporting issuers:

Name of the director	Reporting issuer
Kam Shah	ZD Ventures Corporation
Declan Doogan	Sosei Group Corp
Gregory Bailey	Plethora Solutions Holdings Plc
James Mellon
Charlemagne Capital Limited
Condor Gold Plc
Manx Financial Group Plc
Miraculins Inc.
Plethora Solutions Holdings Plc
Port Erin BioPharma Limited
Rivington Street Holdings Plc
Speymill Group Plc
Summit Coporation Plc
West African Minerals Corporation

Orientation and Continuing Education

Orientation and education of new members of the Board is conducted informally by management and members of the Board. The orientation provides background information on the Company’s history, performance and strategic plans.

Ethical Business Conduct

The Board expects management to operate the business of the Corporation in a manner that enhances shareholder value and is consistent with the highest level of integrity. Management is expected to execute the Corporation’s business plan to meet performance objectives and goals.

In addition, the Board must comply with conflict of interest provisions in BVI corporate law, and relevant securities regulatory instruments, in order to ensure directors exercise independent judgment in considering transactions and agreements in respect of which a director or executive officer has a material interest.

The Board has adopted Corporate Disclosure, Confidentiality and Insider Trading policies to encourage and promote a culture of ethical conduct.

Nomination of Directors

The Board determines new nominees to the Board, although a formal process has not been adopted. The nominees are generally the result of recruitment efforts by the Board members, including both formal and informal discussions among Board members and the Chief Executive

Officer of the Corporation. The Board monitors, but does not formally assess, the performance of individual Board members or committee members on their contributions.

Compensation

Chief Executive Officer’s and Chief Financial Officer’s compensation is ultimately determined by the Board, in consideration of the compensation paid by other similarly-situation public companies operating within the same industry as the Corporation and of the duties, responsibilities and demands placed upon these executives.

Directors do not receive any compensation to act as directors.

Other Board Committees

The audit and compensation committee is the sole committee of the Board.

Assessments

The Board has not implemented a formal process or means to regularly assess the effectiveness of the Board, its committees or individual directors. Effectiveness is informally assessed on an ongoing basis, based upon the ability of the directors to fulfill their duties and responsibilities in a timely and efficient manner. The relatively small size of the Board allows for the contributions of an individual director to be informally monitored by the other Board members, in light of the individual’s business and governance strengths and the specific purpose, if any, for which the individual was originally nominated to the Board. In accordance with its charter, the audit committee is required to annually assess its charter and submit any proposed changes to the Board for approval.

The Corporation feels its corporate governance practices are appropriate and effective, given its relatively small size and nature of its operations. The practices allow the Corporation to operate efficiently, with simple checks and balance that control and monitor management and corporate functions without excessive administrative burden or delay.

AUDIT AND COMPENSATION COMMITTEEE DISCLOSURE

NI 52-110 requires the Corporation to disclose annually in its management information circular certain information concerning the constitution of its audit and compensation committee (“the committee”) and its relationship with its independent auditor, as set forth below.

Audit and Compensation Committee Charter

The Board has developed two charters to be followed by the committee. Schedule A provides details of the Audit Committee Charter and Schedule B provides details of the Compensation Committee Charter. For now, the same committee members are expected to comply with both the charters. However, in future as the membership of the Board expands, the Board may create a separate Compensation Committee.

Composition of the Audit and compensation Committee

The Committee is comprised of Messrs. James Mellon, Gregory Bailey and Kam Shah. As defined in NI 52-110, two of the committee’s members, Mr. James Mellon and Dr. Gregory

Bailey, are considered to be “independent” and “financially literate” for the purposes of NI 52-110. “Financially literate” includes the ability to read and understand a set of financial statements that present a breadth of level and complexity of accounting issues of the Corporation.

Relevant Education and Experience

Each member of the Committee has extensive experience in dealing with financial statements, accounting issues, internal control and other related matters relating to public companies.

Mr. James Mellon has been director and chief executive officer of many public and private corporations over more than twenty years in various industry sectors including real estate, mining, and financial services.

Dr. Gregory Bailey has been director and chief executive officer of public and private corporations over more than ten years in health and biotechnology sectors.

Mr. Kam Shah is a US Certified Public Accountant and a Canadian Chartered Accountant. He has over sixteen years of international experience in corporate financial analysis, mergers and acquisitions. He has been on board of several private and public corporations in various sectors including technology, oil & gas and biotechnology.

Pre-Approval Policies and Procedures

In the event that the Corporation wishes to retain the services of the Corporation’s external auditors for tax compliance, tax advice or tax planning, the Chief Financial Officer of the Corporation must consult with the chair of the committee, who has the authority to approve or disapprove on behalf of the committee, such non-audit services. All other permissible non-audit services shall be approved or disapproved by the Committee as a whole.

The Corporation’s external auditors are prohibited from performing for the corporations non-audit services of the following nature: (a) bookkeeping or other services related to the Corporation’s accounting records or financial statements; (b) financial information systems design and implementation; (c) appraisal or valuation services, fairness opinion or contributions-in-kind reports; (d) actuarial services; (e) internal audit outsources services; (f) management functions; (g) human resources; (h) broker or dealer, investment adviser or investment banking services; (i) legal services; (j) expert services unrelated to the audit; and (k) any other service that the Canadian and the US Public Accountability Board determines is impermissible.

Audit fee
The following outlines the expenditures for accounting fees for the last two fiscal periods ended:
March 31,	2013	2012
Audit fee	$45,000	$ 45,000
Other services	$ 2,413	$ 6,499

Under our existing policies, the committee must approve all audit and non-audit related services provided by the auditors.

Exemption

The Corporation is a “venture issuer” as defined in NI 52-110 and is relying on the exemptions provided to it with respect to the committee composition and reporting obligations.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

Management is not aware of any other matter that it anticipates will come before the Annual General and Special Meeting of the Shareholders, other than as set forth in the Notice of Meeting. However, if other matters, which are not known to management, should properly come before the meeting, the accompanying proxy will be voted on such matters in accordance with the best judgment of the person holding the proxy.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as disclosed in this and previous Information Circulars, no director or executive officer of the Company, or any person who has held such a position since the beginning of the last completed financial year of the Company, nor any nominee for election as a director of the Company, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, has or would materially affect the Company or its subsidiaries.

CERTIFICATE OF APPROVAL OF DIRECTORS

The foregoing does not contain any untrue statements of a material fact and does not omit a material fact that is required to be stated. This Information Circular and the mailing of the same to shareholders has been approved by the Board of Directors of the Corporation.

DATED at Toronto this 30th day of January, 2014.

BY ORDER OF THE BOARD

/s/ Declan Doogan_________
Declan Doogan
Chief Executive Officer

Schedule "A"

PORTAGE BIOTECH INC.
CHARTER OF THE AUDIT AND COMPENSATION COMMITTEE
RELATING TO AUDIT MATTERS

(Amended and restated as of June 27, 2013)

I. General Focus

The Audit and Compensation Committee (the "Committee") shall provide assistance to the Portage Biotech Inc.’s (the "Corporation") Board of Directors ("Board") in fulfilling its responsibilities with respect to its oversight of:

(i)	The quality and integrity of the Corporation's financial statements;
(ii)	The Corporation's compliance with legal and regulatory requirements;
(iii)	The independent auditor's qualifications and independence;
(iv)	The performance of the Corporation's independent auditors; and
(v)	The implementation and effectiveness of the Corporation's ethics and compliance program.

II. Structure and Operations

The Committee shall be comprised of three members of the Board, two of whom is determined by the Board to be "independent" under the rules of the regulatory bodies to which the Corporation is subject to and under the corporate laws of the British Virgin Islands.
Each member of the Committee shall have a working familiarity with basic finance and accounting practices (or acquire such familiarity within a reasonable period after his or her appointment) and at least one member shall in the judgment of the Board of Directors have accounting or related financial management expertise as required by the rules of the OSC.
Each member of the Committee shall be appointed by the Board and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed, with or without cause, by majority vote of the Board.
The Board shall elect the Chair of the Committee. The Chair will approve the agendas for Committee meetings.
III. Meetings
The Committee shall meet as frequently as circumstances dictate. Each regularly scheduled meeting will conclude with an executive session of the Committee absent the members of management. The Chair of the Committee or a majority of the members of the Committee may call a special meeting of the Committee. As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, and the independent auditors to discuss any matters that the Committee or each of these groups believe should be discussed privately.

All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. Additionally, the Committee may invite to its meetings any director, member(s) of management of the Corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any person it deems appropriate in order to carry out its responsibilities.
A majority of the members, but not less than two, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or videoconference and may take action by unanimous written consent.
The Committee shall appoint a person who need not be a member thereof to act as secretary and minutes of its proceedings shall be kept in minute books provided for that purpose. The agenda of each meeting will be prepared by the secretary and, whenever reasonably practicable, circulated to each member prior to each meeting.
IV. Responsibilities and Duties
The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.
The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.
The Committee shall be given full access to the Corporation's Board, corporate executives and independent accountants, as necessary, to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board.
Notwithstanding the foregoing, the Committee is not responsible for certifying the Corporation's financial statements or guaranteeing the independent auditor's report. The fundamental responsibility for the Corporation's financial statements and disclosures rests with management and the independent auditors.
Documents/Reports Review

1.
Meet with management and the independent auditors to review and discuss, prior to public dissemination, the Corporation's annual audited financial statements and quarterly financial statements, including the Corporation's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"

2.
Report to the Board whether, based on its discussions with management and the independent auditor, it recommends to the Board that the most recent year's audited financial statements be included in the Corporation's annual report on Form 20-F to be filed with the SEC.

3.
Review and discuss with management and the independent auditors the Corporation's earnings press releases (paying particular attention to the use of any "pro forma" or "adjusted" non-GAAP information).

4.
Review and discuss with management and the independent auditors financial information and earnings guidance provided to analysts and rating agencies. The Committee's discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each instance in which the Corporation may provide earnings guidance.

Independent Auditors

5.
The Committee shall have the direct responsibility and authority to appoint, retain, compensate, evaluate, oversee and, where appropriate, replace the independent auditors. The Committee shall inform the independent auditors that such firm shall report directly to the Committee. The Committee shall resolve disagreements between management and the independent auditor regarding financial reporting.

6.	Review the independent auditors' audit plan and areas of audit focus. Review the fees and other significant compensation to be paid to the independent auditors.
7.
Approve in advance any audit or non-audit engagement or relationship between the Corporation and any independent auditor engaged to prepare or issue an audit report or perform other audit, review or attest services, other than prohibited non-auditing services, as specified in the rules and regulations of the SEC/OSC or any rules of the Public Company Accounting Oversight Board promulgated thereunder. The Committee shall not approve any "prohibited non-auditing services" without obtaining a prior exemption from the Public Company Accounting Oversight Board. Audit and non-audit engagements must be approved either (a) explicitly in advance or (b) pursuant to a pre-approval policy established by the Committee. The Committee may delegate to one or more members of the Committee the authority to grant such pre-approvals. The delegatee's decisions regarding approval of services shall be reported by such delegatee to the full Committee at each regular Committee meeting.

8.
Review and assess, at least annually, the qualifications, performance and independence of the independent auditors, including a review and evaluation of the lead partner. In conducting its review and evaluation, the Committee should:

(a)
Review the written report of the independent auditor that delineates all relationships between the independent auditor and the Corporation that the auditors believe may impact their independence and objectivity, which report should be submitted to the Committee at least annually, and discuss with the independent auditor and management the scope of any such disclosed relationship and their actual or potential impact on the independent auditor's independence and objectivity;

(b)
Obtain and review a report by the Corporation's independent auditor describing: (i) the auditor's internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditor or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues; and

(c)	Take into account the opinions of management.

Financial Reporting Process

9.
In consultation with the independent auditors and management, review the integrity of the Corporation’s financial reporting processes, both internal and external. In connection therewith, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding: (i) all critical accounting policies and practices to be used by the Corporation; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Corporation’s management, the ramifications of the use of the alternative disclosures and treatments and the treatment preferred by the independent auditor; (iii) effects of changes in accounting standards that may materially affect the Corporation’s financial reporting practices; (iv) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting principles; (v) the integrity of the Corporation’s financial reporting practices and the adequacy and effectiveness of internal controls, including a review of significant findings identified by the independent auditors and internal audit, management’s responsiveness to such recommendations and any specific audit steps adopted in light of material control deficiencies and (vi) any other material written communications between the independent auditor and the Corporation’s management.

10.
The Committee will receive and review any disclosure from the Corporation's Chief Executive Officer and Chief Financial Officer made in connection with the certification of the Corporation's quarterly and annual reports filed with the SEC/OSC of: (i) significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls.

11.	Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.
12.
Review with the independent auditor (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor's activities or on access to requested information and any significant disagreements with management and (ii) management's responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement and (iii) any "management" or "internal control" letter issued or proposed to be issued by the independent auditor to the Corporation. The review should also include discussion of the responsibilities, budget and staffing of the corporation's internal audit function.

Legal Compliance/General

13.
Review periodically, with the Corporation's chief financial officer, any legal matter that could have a significant impact on the Corporation's financial statements and any material inquiries or reports received from regulatory or governmental agencies.

14.	Review periodically the content and operation of the Corporation's ethics and compliance program and the Code of Business Ethics.
15.
Discuss with management and the independent auditors at least annually the Corporation's guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the Corporation's major financial risk exposures and the overall steps management has taken to monitor and control such exposures; however, the Committee is not responsible for detailed review of financial risk exposure and management, which responsibility has been delegated to another committee of the Board.

16.
Establish, and review periodically, procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

Reports

17.	Review and approve the Committee's report required to be included in the Corporation's annual proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC/OSC.
18.	Report regularly to the full Board including:

(i)
with respect to any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditors or the performance of the internal audit function;

(ii)	following all meetings of the Committee; and
(iii)	with respect to such other matters as are relevant to the Committee's discharge of its responsibilities.

The report to the Board may take the form of an oral report by the Chair of the Committee or any other member of the Committee designated by the Committee to make such report.

19.	Maintain minutes or other records of meetings and activities of the Committee.

20.
The Committee shall receive appropriate funding from the Corporation for the payment of compensation to the independent auditors and to other advisors retained by the Committee pursuant to the provisions of this Charter.

V. Annual Performance Evaluation
The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including a review of the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

Schedule "B"

PORTAGE BIOTECH INC.
CHARTER OF THE AUDIT AND COMPENSATION COMMITTEE
RELATING TO COMPENSATION MATTERS

(Amended and restated as of June 27, 2013)

I. General Focus
The Audit and Compensation Committee (the “Committee”) shall discharge the responsibilities of the Board of Directors (the “Board”) with respect to the Corporation’s compensation programs and compensation of the Corporation’s executives.
II. Structure and Operations
The Committee shall be comprised of three members of the Board, two of whom is determined by the Board to be "independent" under the rules of the regulatory bodies to which the Corporation is subject to and under the corporate laws of the British Virgin Islands. At least two members must satisfy the requirements of a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, The Board shall select members based upon their knowledge and experience in compensation matters and with care to avoid any conflicts of interest.
Each member of the Committee shall be appointed by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by majority vote of the Board.
The Board shall elect the Chair of the Committee. The Chair will approve the agendas for Committee meetings.
In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee, including to a subcommittee comprised solely of one director. The Committee also shall be entitled to delegate its authority to one or more directors (whether or not such directors serve on the Committee) as the Committee deems appropriate, provided, however, that the Committee shall not delegate any power or authority required by law, regulation or listing standard to be exercised by the Committee as a whole.
III. Meetings
The Committee shall meet as frequently as circumstances dictate. The Chair of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.
All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. Additionally, the Committee may invite to its meetings any director, member(s) of management of the Corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any person it deems appropriate in order to carry out its responsibilities.

A majority of the Committee members, but not less than two, will constitute a quorum. A majority of the Committee members present at any Committee meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or videoconference and may take action by unanimous written consent.
The Committee shall appoint a person, who need not be a member, to act as secretary, and minutes of the Committee’s proceedings shall be kept in minute books provided for that purpose. The agenda of each Committee meeting will be prepared by the secretary and, whenever reasonably practicable, circulated to each Committee member prior to each meeting.
IV. Responsibilities and Duties
The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in Section I of this Charter.
The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain or terminate outside counsel or other experts for this purpose, including the sole authority to approve the fees payable to such counsel or experts and any other terms of retention.
Setting Compensation for Executive Officers and Directors

1.	Establish and review the overall compensation philosophy of the Corporation.
2.
Based upon input from the other directors regarding the performance of the Chief Executive Officer, Chief Financial Officer and other executive officers,(“the executive officers”) review and approve the annual fee, salary, bonus, stock options and other benefits, direct and indirect, of the executive officers.

3.	In connection with executive compensation programs:

(i)	Review and recommend to the full Board, or approve, new executive compensation programs;
(ii)
Review on a periodic basis the operations of the Corporation’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose(s), including whether the Corporation’s compensation programs encourage excessive risk-taking and discuss, at least annually, the relationship between risk management policies and practices and compensation, and evaluate compensation policies and practices that could mitigate any such risk;

(iii)
Review on a periodic basis the aggregate amount of compensation paid or potentially payable to the executive officers through the use of tally sheets or such other method as the Committee may determine; and

(iv)	Take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance.
(v)
The Committee shall consider the results of shareholder advisory votes regarding named executive officer compensation when evaluating and determining executive compensation (and shall recommend the frequency with which the Corporation shall conduct future shareholder advisory votes regarding executive compensation).

4.	Review and recommend to the full Board compensation of directors.
5.
Review and make recommendations to the full Board, or approve, any contracts or other transactions with executive officers of the Corporation, including consulting arrangements, employment contracts and severance or termination arrangements, or any revisions thereto. Notwithstanding any other provision of this Charter, the Committee shall review and make recommendations to the Board for approval of any consulting arrangement, employment contract, severance or termination arrangement with the Chief Executive Officer and Chief Financial Officer, or any revision thereto.

6.	Review and approve annual performance goals for performance-based compensation and determine whether the performance goals and objectives are attained.

Monitoring Incentive and Equity-Based Compensation Plans

7.
Review the Corporation’s executive compensation plans, including incentive-compensation and equity-based plans, in light of the goals and objectives of these plans, and amend, or recommend that the Board amend, these plans if the Committee deems it appropriate.

8.	Administer any short-term incentive plan covering executive officers of the Corporation; determine whether performance targets have been met and determine the amounts and terms of any awards.
9.
Review and recommend for Board approval all equity compensation plans to be submitted for shareholder approval under the relevant regulatory standards and BVI Corporate laws provided, however, that any equity compensation plan that satisfies an exception to this requirement shall not be required to be approved by the Corporation’s shareholders.

10.
Review and make recommendations to the Board, or approve, all awards of shares, share options or other awards pursuant to the Corporation’s equity-based plans; provided that the authority to issue such awards to employees who are not executive officers may be delegated as above described

Reports

11.
Review and discuss with management the Corporation’s compensation discussion and analysis (“CD&A”), and based on that review and discussion, recommend to the Board that the CD&A be included in the Corporation’s annual proxy statement or annual report on Form F-20.

12.
Report regularly to the Board (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chair or any other member of the Committee designated by the Committee to make such report.

13.	Maintain minutes or other records of meetings and activities of the Committee.

Advisors

14.
The Committee has the sole authority to select, oversee and terminate compensation consultants, legal counsel or other advisors to advise the Committee, and to approve the terms of any such engagement and the fees of any such compensation consultant, legal counsel or other advisor. In selecting a compensation consultant, legal counsel or other advisor, the Committee shall take into account factors (including factors related to the independence of such compensation consultant, legal counsel or other advisor) it considers appropriate or as may be required by applicable law or listing standards. The Committee shall receive appropriate funding from the Corporation for the payment of compensation to the compensation consultants, legal counsel or other advisors retained by the Committee pursuant to the provisions of this Charter.

V. Annual Performance Evaluation
The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including a review of the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any modifications to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

Notice-and-Access

The Canadian securities regulators have adopted new rules, effective for meetings held on or after March 1, 2013, which permit the use of notice-and-access for proxy solicitation instead of the traditional physical delivery of material. This new process provides the option to post meeting related materials including management information circulars, as well as annual financial statements and management’s discussion and analysis on a website in addition to SEDAR. Under notice-and-access, meeting related materials will be available for viewing for up to 1 year from the date of posting and a paper copy of the material can be requested at any time during this period.

PORTAGE BIOTECH INC. has elected to utilize notice-and-access and provide you with the following information:
Meeting Date and Time: March 7, 2014 at 11:00 AM (Eastern Time)
Meeting Location: 47 Avenue Road, Suite 200, Toronto, ON M5R 2G3
Meeting materials are available electronically at www.sedar.com and also on http://portagebiotech.com/investor-relations/annual-general-meeting-information/agmi-2013/.

If you wish to receive a paper copy of the Meeting materials or have questions about notice-and-access please call 1-844-619-2246. In order to receive a paper copy in time to vote before the meeting, your request should be received by February 26, 2014.

Please follow the instructions accompanying the Voting Instruction Form you receive with respect to returning it.

Disclosure regarding matters to be voted on may be found in the following Sections of the Information Circular.

1. Election of Directors
2. Re-appointment of Auditors
3. Stock Consolidation

You should review the Information Circular before voting.

(Detach and Retain top for your records)
_______________________________________________________________________________________________________________________________________
PORTAGE BIOTECH INC
(“Corporation”)
Fiscal Year: 2013
Request for Financial Statements

In accordance with National Instrument 51-102 – Continuous Disclosure Obligations, registered and beneficial security holders may elect annually to receive a copy of our annual financial statements and corresponding management discussion and analysis (“MD&A”) or interim financial statements and the corresponding MD&A, or both.

IF YOU WISH TO RECEIVE THESE DOCUMENTS BY MAIL, PLEASE DETACH THIS PORTION AND RETURN THIS COMPLETED FORM TO:

PORTAGE BIOTECH INC.
47 Avenue Rd., Suite 200
Toronto, ON M5R 2G3

Or send by fax to: (416) 929-6612

Rather than receiving the financial statements by mail, you may choose to view these documents on the SEDAR website at www.sedar.com, on the Corporation’s website at www.portagebiotech.com, or on the SEC website at www.sec.gov.

I HEREBY CERTIFY that I am a registered and/or beneficial holder of the Corporation, and as such, request that my name be placed on the Corporation’s Mailing List in respect to its annual and/or interim financial statements and the corresponding MD&A for the current financial year.

Please send me: Annual Financial Statement with MD&A
(Mark this box if you would like to receive the
Annual Financial Statements and related MD&A)

FIRST NAME LAST NAME
____________________________________________________________________________________________________________________

ADDRESS CITY
______________________________________________________________________________________________________________________

PROVINCE/STATE POSTAL/ZIP CODE COUNTRY
_________________________________________________________________________________________________________________________________________

Signature of Security holder DATE (MM/DD/YYYY)
____________________________________________________________________________________________________

PORTAGE BIOTECH INC.
(“Corporation”)

FORM OF PROXY (“PROXY”)

Annual and Special Meeting
March 7, 2014 at 11:00 AM (Eastern time)
47 Avenue Road, Suite 200
Toronto, ON M5R 2G3
(“Meeting”)
RECORD DATE:	January 20, 2014
FILING DEADLINE FOR PROXY:	March 5, 2014 at 4:00 PM (Eastern time)

VOTING METHODS
FACSIMILE	(416) 929-6612
MAIL or HAND DELIVERY	PORTAGE BIOTECH INC. 47 Avenue Rd., Suite 200 Toronto, ON M5R 2G3

The undersigned hereby appoints Kam Shah, Chief Financial Officer of the Corporation, whom failing Dr. Declan Doogan, Chief Executive Officer, or failing both of them Dr. Gregory Bailey, Chairman (“Management Nominees”), or instead of any of them, the following Appointee

*SEE VOTING GUIDELINES ON REVERSE*
RESOLUTIONS - MANAGEMENT VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT ABOVE THE BOXES
1. Election of Directors
		FOR	WITHHOLD			FOR	WITHHOLD

a)	Dr. Declan Doogan			c)	Dr. Gregory Bailey

b)	Mr. Kam Shah			d)	Mr. James Mellon

2. Re-appointment of Auditors						FOR	WITHHOLD

Re-appointment of Schwartz, Levitsky, Feldman LLP as Auditors of the Corporation for the ensuing year and authorizing the Directors to fix their remuneration.

3. Stock Consolidation					FOR	AGAINST	WITHHOLD

Approving and authorizing the directors to initiate, at their discretion, consolidation of Portage’s common shares such that one (1) new share be issued in exchange for up to thirty-five (35) existing common shares.

Please print appointee name

as proxyholder on behalf of the undersigned with the power of substitution to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the Meeting and at any adjournment(s) thereof, to the same extent and with the same power as if the undersigned were personally present at the said Meeting or such adjournment(s) thereof in accordance with voting instructions, if any, provided below.
This proxy revokes and supersedes all earlier dated proxies and MUST BE SIGNED.

PLEASE PRINT NAME Signature of Registered owner(s) Date (MM/DD/YYYY)

Proxy Voting - Guidelines and Conditions

1.	THIS PROXY IS SOLICITED BY MANAGEMENT OF THE CORPORATION.
2.	THIS PROXY SHOULD BE READ IN CONJUNCTION WITH THE INFORMATION CIRCULAR PRIOR TO VOTING.

3.
If you appoint the Management Nominees to vote your securities, they will vote in accordance with your instructions or, if no instructions are given, in accordance with the Management Voting Recommendations highlighted for each Resolution overleaf. If you appoint someone else to vote your securities, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose.

4.
This proxy confers discretionary authority on the person named to vote in his or her discretion with respect to amendments or variations to the matters identified in the Notice of the Meeting, such other matters which may properly come before the Meeting or any adjournment or postponement thereof.

5.
Each security holder has the right to appoint a person other than Management Nominees specified herein to represent them at the Meeting or any adjournment or postponement thereof. Such right may be exercised by inserting in the space provided the name of the person to be appointed, who need not be a security holder of the Corporation.

6.	To be valid, this proxy must be signed. Please date the proxy. If the proxy is not dated, it is deemed to bear the date of its being mailed to the security holders of the Corporation.

7.
To be valid, this proxy must be filed using one of the Voting Methods and before the Filing Deadline for Proxies, noted overleaf or in the case of any adjournment of the Meeting not less than 48 hours (Saturdays, Sundays and holidays excepted) before the time of the adjourned meeting. Late proxies may be accepted or rejected by the Chairman of the Meeting in his discretion, and the Chairman is under no obligation to accept or reject any particular late proxy.

8.
If the security holder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized, and the security holder may be required to provide documentation evidencing the signatory’s power to sign the proxy.

Investor inSite

TMX Equity Transfer Services offers at no cost to security holders, the convenience of secure 24-hour access to all data relating to their account including summary of holdings, transaction history, and links to valuable security holder forms and Frequently Asked Questions.

To register, please visit
www.tmxequitytransferservices.com/investorinsite

Click on, “Register Online Now” and complete the registration form. Call us toll free at 1-866-393-4891 with any questions.

Notice-and-Access

The Canadian securities regulators have adopted new rules, effective for meetings held on or after March 1, 2013, which permit the use of notice-and-access for proxy solicitation instead of the traditional physical delivery of material. This new process provides the option to post meeting related materials including management information circulars as well as annual financial statements and management’s discussion and analysis, on a website in addition to SEDAR. Under notice-and-access, meeting related materials will be available for viewing for up to 1 year from the date of posting and a paper copy of the material can be requested at any time during this period.

Disclosure regarding each matter or group of matters to be voted on is in the Information Circular in the Section with the same title as each Resolution overleaf. You should review the Information Circular before voting.

PORTAGE BIOTECH INC. has elected to utilize notice-and-access and provide you with the following information:

Meeting materials are available electronically at http://www.sedar.com and also at http://portagebiotech.com/investor-relations/annual-general-meeting-information/agmi-2013.

If you wish to receive a paper copy of the Meeting materials or have questions about notice-and-access, please call 1-844-619-2246. In order to receive a paper copy in time to vote before the meeting, your request should be received by February 26, 2014.

Request for Financial Statements

In accordance with securities regulations, security holders may elect to receive Annual Financial Statements, Interim Financial Statements, and MD&As.

Instead of receiving the financial statements by mail, you may choose to view these documents on SEDAR at www.sedar.com, on the Corporation’s website at www.portagebiotech.com, or on the SEC website at www.sec.gov.

I am a security holder of the Corporation, and as such request the following:

Annual Financial Statement with MD&A
(Mark this box if you would like to receive the Annual Financial Statements and related MD&A)

If you wish to receive financial statements, please send this proxy form to the Corporation or fax this side to (416) 929-6612.

PORTAGE BIOTECH INC.
FISCAL YEAR – 2013

PORTAGE BIOTECH INC.
Mailing Address: c/o Portage Services Ltd 47 Avenue Rd., Suite 200 Toronto, ON M5R 2G3 Canada	Registered Address: FH Corporate Services Ltd., of FH Chambers P.O. Box 4649 Road Town Tortola, British Virgin Islands

January 31, 2014

Ontario Securities Commission
20 Queen Street West
Suite 1900
Toronto, ON
M5H 3S8

Dear Sirs or Mesdames:

Re: Confirmation of mailing for Portage Biotech Inc. (the “Company”) for the Annual and Special Meeting of Shareholders’ proxy-related material

We confirm that on January 31, 2014, we sent by pre-paid mail the following materials to all registered holders and non-objecting beneficial shareholders of common shares of the Company:

•	Notice-and-Access;
•	Form of Proxy or Voting Instruction Form; and
•	Form for the Request for Financial Statements.

Portage Biotech Inc. has elected to utilize notice-and-access for proxy solicitation instead of the traditional physical delivery of material, and has posted all Annual General Meeting related materials online. Meeting materials are available electronically on the Company’s SEDAR profile at http://www.sedar.com and on the Company’s website www.portagebiotech.com/investor-relations/annual-general-meeting-information/agmi-2013.

Yours truly,
/s/ Kamlesh Shah
Kamlesh Shah, CA CPA
Portage Biotech Inc.
Chief Financial Officer

Tel: 416-929-1806 | Fax: 416-929-6612

WWW.PORTAGEBIOTECH.COM

SUPPLEMENTAL MAILING LIST FORM

National Instrument 51-102 Continuous Disclosure Obligations mandates that Portage Biotech Inc. (the “Corporation”) send annually a request form to registered holders and beneficial owners of securities to enable such holders and owners to request a copy of the Corporation’s annual financial statements and related MD&A (the “Statements”), in accordance with the procedures set out in National Instruments 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer. If you wish to receive the Statements, you must complete this form and forward it to our corporate offices at the following address:

PORTAGE BIOTECH INC.
47 Avenue Road, Suite 200
Toronto, Ontario M5R 2G3

Please note that both registered holders and beneficial owners should return the form; registered holders will not automatically receive the Statements. (Registered holders are those with shares registered in their name: beneficial owners have their shares registered in an agent, broker or bank’s name).

Please put my name on your Supplemental Mailing List to receive the Statements (as indicated) of Portage Biotech Inc.

(PLEASE PRINT YOUR NAME, ADDRESS AND E-MAIL ADDRESS)

___________________ Annual Financial Statements and MD&A

___________________ Check here to receive by e-mail

______________________
(First Name and Surname)

________________________________________________________
(Number and Street) (Apartment/Suite)

________________________________________________________
(City) (Province/State) (Postal Code)

______________________________________________________
(E-mail address)

Signed: _________________________________
(Signature of Shareholder)